EXHIBIT 1

                            JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated as of December 20, 2005

PARKCENTRAL GLOBAL HUB LIMITED


By:  /S/ DAVID RADUNSKY
     ----------------------------------
     Name:  David Radunsky
     Title: Chief Operating Officer
            Parkcentral Capital Management, L.P.
            Advisor to Parkcentral Global Hub Limited


PETRUS SECURITIES, LP


By:  /s/ DAVID RADUNSKY
     ----------------------------------
     Name:  David Radunsky
     Title: Chief Operating Officer